UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 2B, 29/F, The Centrium 60 Wyndham Street Central, Hong Kong
(Address of principal executive offices)

(852) 3151-3800
(Registrant’s telephone number, including area code)

6650 Via Austi Parkway, Suite 170 Las Vegas, Nevada 89119
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01               Entry Into a Material Definitive Agreement.

On May 18, 2009, Elixir Gaming Technologies, Inc. (the “Company) entered into two Services Agreements with Melco Services Limited (“Melco Services”), a wholly-owned subsidiary of Melco International Development Limited, which is also the parent of the Company’s principal shareholder, Elixir Group Limited.  Both Services Agreements have been approved by the Conflicts Committee of the Company’s Board of Directors.

One of the Services Agreements is concerning with the outsourcing of the Company’s internal audit functions to Melco Services and pursuant to the terms thereof, with effect from the date of the relevant agreement, the internal audit personnel of Melco Services will be responsible for providing the following services to the Company :

•      reporting to the Company’s audit committee on internal audit matters and SOX 404 compliance issues; and

•      conducting risk assessment and internal control reviews of the Company’s business processes with the support of the Company’s internal audit team setup in the Philippines. It is anticipated that such reviews shall be conducted with reference to the internal audit charter of the Company and the annual audit schedule approved by the audit committee of the Company.

The consideration payable by the Company for the aforesaid internal audit related services is HK$120,000 (equivalent to approximately US$15,500) per quarter.

The other Services Agreement is regarding the provision of information technology systems support and human resources related services by Melco Services to the Company. Pursuant to the terms of that agreement, with effect from the date thereof, the information technology and human resources personnel of Melco Services will be responsible for providing the following services to the Company :

•      handling the Company’s network infrastructure and its server systems;

•      performing the network and systems management tasks in accordance with the information technology policies and procedures of the Company;

•      providing human resources services to those Company’s staff located in Hong Kong office;

•      monitoring and advising on human resources policies and practices in general;

•      upon the request of the chief executive officer of the Company, monitoring and re-designing, if necessary, the salary packages and related fringe benefits of the Company’s staff (subject to any necessary review or approval by compensation committee of the Company);

•      acting as consultant in human resources areas when requested by the compensation committee of the Company; and

•      standardizing and re-organizing human resources document flow and enhancing the inter-office communications between the Company’s Hong Kong and overseas offices.

The consideration payable by the Company for the aforesaid information technology systems support and human resources related services is HK$112,500 (equivalent to approximately US$14,500) per quarter.

Save for the aforesaid differences, the two Services Agreements are in identical terms and both of them carry an initial term commencing from the date of the relevant agreement to March 31, 2010 (subject to automatic renewal of additional annual periods unless otherwise terminated by either party before the expiration of the relevant annual term). Also, either party may terminate the relevant Services Agreement by thirty (30) days prior written notice if the other party is in breach or by at least ninety (90) days prior written notice without cause. Meanwhile, both Services Agreements have contained the customary confidentiality provisions, and each party and its personnel shall abide by such provisions during and after the performance of the relevant services.

Item 9.01               Financial Statements and Exhibits

99.1         Two Services Agreements both dated May 18, 2009 between Registrant and Melco Services Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: May 18, 2009	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer